Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$593,257
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,258,484
Dividend Income	150
Interest Income	194
ETF Transaction Fees	350
Total Income (Loss)	$2,852,435

Expenses
General Partner Management Fees	$8,489
Professional Fees	11,050
Brokerage Commissions	283
Directors' Fees and insurance	1,078
NYMEX License Fee	170
Total Expenses	21,070
Expense Waiver	(10,882)
Net Expenses	$10,188
Net Income (Loss)	$2,842,247

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/21	$11,718,358
Additions (100,000 Shares)	1,371,148
Net Income (Loss)	2,842,247

Net Asset Value End of Month	$15,931,753
Net Asset Value Per Share (1,100,000 Shares)	$14.48

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596